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                                                                    EXHIBIT 23.6



                         INDEPENDENT AUDITORS' CONSENT



To the Directors of PetroFina S.A.:



     We consent to the incorporation by reference in the Registration Statement of PetroFina S.A. on Form F-3 (File No. 333-49315) of our report dated January 26, 1998, appearing in the Annual Report on Form 20-F of PetroFina S.A. for the year ended December 31, 1999, relating to the balance sheet of PetroFina Delaware, Incorporated and subsidiaries as of December 31, 1997 and the related consolidated statements of earnings, stockholder's equity and cash flows for the year then ended (which financial statements are not presented separately therein).



/s/  KPMG LLP



KPMG LLP



Dallas, Texas


June 30, 2000


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